EXHIBIT 10.1

FORM OF EXECUTIVE OFFICER
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [•], 2022, between MAINSTREET BANCSHARES, INC., a Virginia corporation (the “Company”), and the undersigned Executive Officer of the Company (“Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve corporations as officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities;

WHEREAS, the Board of Directors of the Company (the “Board”) believes that it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified and adequately protected;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company, as amended (the “Bylaws”), and the Articles of Incorporation of the Company, as amended (the “Articles”), and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to continue to serve as an Executive Officer (as hereinafter defined) of the Company on the condition that Indemnitee be indemnified and insured in accordance with the terms of this Agreement in addition to the indemnification provided pursuant to the Articles and Bylaws, and any resolutions adopted pursuant thereto.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to continue to serve as an Executive Officer of the Company, from and after the date hereof, the parties do hereby covenant and agree as follows:

1.    Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by the Virginia Stock Corporation Act (the “VSCA”), Article VI of the Articles and Article V of the Bylaws, as each may be amended from time to time, except an indemnity against his or her willful misconduct or a knowing violation of criminal law; provided, however, that no such amendment shall diminish Indemnitee’s indemnification rights under this Agreement.

1.    Standard of Conduct. No claim for indemnification shall be paid by the Company unless it has been determined that Indemnitee conducted himself or herself in good faith; and believed: (i) in the case of conduct in his or her official capacity with the Company, that his or her conduct was in its best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the Company’s best interests, and (iii) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful (collectively, the “Standard of Conduct”, with such Standard of Conduct to be automatically revised to conform to any successor provision of the VSCA that is more favorable to Indemnitee).

2.    Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(b) if, by reason of his or her Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses (as hereinafter defined) and Liabilities (as herein after defined) incurred or paid by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, unless it shall ultimately be determined by final judicial decision by a court of competent jurisdiction from which there is no further right to appeal (“Final Adjudication”) that Indemnitee engaged in willful misconduct or a knowing violation of criminal law.

3.    Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(c) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(c), Indemnitee shall be indemnified against all Expenses incurred or paid by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding unless it shall ultimately be determined by a Final Adjudication that Indemnitee engaged in willful misconduct or a knowing violation of criminal law; provided, however, only to the extent required by applicable law, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that any court of competent jurisdiction shall determine that such indemnification may be made.

4.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding and in addition to any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more, but less than all, claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(d) and without limitation, the termination of any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.    Additional Indemnity; Limitations.

1.    In addition to the indemnification provided for in Section 1 of this Agreement and subject to the limitations set forth in Section 2(b) below, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.

2.    The Company shall not indemnify Indemnitee (i) if such indemnification or payment would constitute a “prohibited indemnification payment” and/or would not constitute a “permissible indemnification payment” under the FDIC Regulations or any other applicable laws, rules or regulations, (ii) for an accounting of profits arising from the purchase and sale by the Indemnitee of securities under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) for violations of federal or state insider trading laws, unless, in each such case, Indemnitee has been successful on the merits, received the Company’s written consent prior to incurring an Expense or, after receiving the Company’s written consent to incurring the cost of settlement, settled the Proceeding. Unless prohibited by law, this limitation shall not limit the Company’s obligation to advance Expenses to Indemnitee pursuant to Section 5 of this Agreement. In addition, the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6, 7 and 21 hereof) to be unlawful.

3.    Contribution.

1.    Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

2.    Without diminishing or impairing the obligations of the Company set forth in Section 3(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses and Liabilities incurred or paid or payable by Indemnitee or on Indemnitee’s behalf in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

3.    The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

4.    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4.    Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests or a subpoena or similar demand for documents or testimony, in any Proceeding involving the Company, its officers, directors, shareholders or creditors to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection therewith and in the manner set forth in this Agreement.

5.    Advancement of Expenses. Upon receipt by the Company of an undertaking by Indemnitee and notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred or paid by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred or paid by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by Final Adjudication that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses.

6.    Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under the VSCA and public policy of the Commonwealth of Virginia. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

1.    To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent the Standard of Conduct has been satisfied and Indemnitee is entitled to indemnification. Promptly upon receipt of such request for indemnification, the Secretary of the Company (or, if Indemnitee is currently serving as the Secretary, the Chief Executive Officer) shall advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, the Company can demonstrate by clear and convincing evidence that such failure actually and materially prejudices the interests of the Company.

2.    Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, indemnification is to be presumed. Such presumption is rebuttable solely by clear and convincing evidence that indemnification is not appropriate. A determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board, with the consent of Indemnitee: (1) if there are two or more Disinterested Directors, by a majority vote of all the Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, (2) by the majority of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (4) if so directed by the Board, by the shareholders of the Company; provided, however, that if a Change of Control has occurred since the date of the alleged conduct giving rise to a claim for indemnification, such determination shall be made by Independent Counsel.

3.    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, Independent Counsel shall be selected as provided in this Section 6(c). Independent Counsel shall be selected by the Board or, if a Change of Control has occurred since the date of the alleged conduct giving rise to a claim for indemnification pursuant to Section 6(b), by the Board and Indemnitee. Within ten (10) days after written notice to Indemnitee of initial selection of Independent Counsel by the Board shall have been given, Indemnitee may deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of the Commonwealth of Virginia (“Virginia Court”) has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a Virginia Court for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

4.    In making a determination with respect to entitlement to indemnification hereunder, the person(s) or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by the Board or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable Standard of Conduct, nor an actual determination by the Company (including by the Board or Independent Counsel) that Indemnitee has not met such applicable Standard of Conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable Standard of Conduct.

5.    Indemnitee shall be deemed to have acted in good faith unless it shall ultimately be determined by Final Adjudication that Indemnitee’s actions were not based on the records or books of account of the Company (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by appropriate officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times met the applicable Standard of Conduct. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

6.    If the person, persons or entity empowered or selected under Section 6(b) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders of the Company pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within one hundred twenty (120) days after such receipt and such determination is made thereat; or (B) a special meeting of the shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, and such special meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat. If the Company denies a written request for indemnification or advancement of Expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made (or twenty (20) days after receipt of a claim for advancement of Expenses under Section 5 hereof), the right to indemnification or advancement of expenses as granted by the Articles shall be enforceable by Indemnitee in an appropriate court of the Commonwealth of Virginia.

7.    Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

8.    The Company acknowledges that a settlement or other disposition short of Final Adjudication may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

9.    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee was guilty of willful misconduct or a knowing violation of criminal law.

10.    The Company shall not enter into any settlement of any action, suit or proceeding in which Indemnitee is or could reasonably become a party unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

11.    Notwithstanding any other provision of this Agreement, with respect to any Proceeding described in Indemnitee’s notice to the Company submitted in accordance with Section 6(a):

1.    Except as otherwise provided in this Section 6(h), to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding. After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee, except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (A) the employment of counsel by Indemnitee has been authorized by the Company, (B) under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in conduct of the defense of the Proceeding and such determination is supported by an opinion of qualified legal counsel addressed to the Company, or (C) the Company shall not within thirty (30) calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding.

2.    The Company shall not be entitled to assume the defense of any Proceeding as to which Indemnitee shall have made the determination provided for in Section (k)(i)(B) above.

3.    Regardless of whether the Company has assumed the defense of a Proceeding, the Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee’s written consent, which shall not be unreasonably withheld.

4.    Until the Company receives notice of a Proceeding from Indemnitee, the Company shall have no obligation to indemnify or advance Expenses to Indemnitee as to Expenses incurred prior to Indemnitee’s notification of Company.

12.    Notwithstanding anything in this Agreement to the contrary, no determination (if required by applicable law) as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

7.    Remedies of Indemnitee.

1.    In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) within sixty (60) days (or ninety (90) days in the case of any determination made pursuant to Section 6(f)(A) or (B)) after receipt by the Company of the request for indemnification or (iv) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6(f) of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the Commonwealth of Virginia of Indemnitee’s entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

2.    In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

3.    If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

4.    In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of “Expenses” in Section 13 of this Agreement) incurred or paid by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

5.    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within thirty (30) days (or twenty (20) days in the case of a claim for advancement of Expenses) after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

6.    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8.    Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

1.    The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles, the Bylaws, any agreement, a vote of shareholders, a resolution of the Board or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the VSCA, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles, Bylaws and this Agreement, Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

2.    The Company shall maintain an insurance policy or policies providing reasonable and customary directors and officers liability insurance coverage as compared with similarly situated companies (as determined by the Board in its reasonable discretion) for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. Upon receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

3.    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents and instruments reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

4.    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

5.    The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9.    Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any such part of any Proceeding) prior to its initiation, (ii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Additionally, the Company shall not be obligated to make any indemnity under this Agreement to the extent prohibited by applicable law.

10.    Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, federal legislation prohibits indemnification for certain ERISA violations, and FDIC Regulations prohibit a “prohibited indemnification payment.” Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

11.    Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Executive Officer of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his or her Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. The rights provided under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be an officer of the Company or any of the Company’s direct or indirect wholly-owned subsidiaries or to otherwise have Corporate Status. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of Indemnitee and his or her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

12.    Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

13.    Enforcement.

1.    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to continue to serve as an Executive Officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an Executive Officer the Company.

2.    The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s rights to receive advancement of expenses under this Agreement.

14.    Definitions. For purposes of this Agreement:

1.“    Change of Control” shall mean the occurrence of any of the following events on or after the date of this Agreement: Merger: The Company merges into or consolidates with another entity, or merges another corporation into the Company, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation; Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities; provided, however, this clause (ii) shall not apply to beneficial ownership of the Company’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities; Change in Board Composition: Individuals who constitute the Company’s Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be considered, for purposes of this clause (iii), as though he or she was a member of the Incumbent Board; or Sale of Assets: The Company sells to a third party all or substantially all of its assets.

This definition of “Change of Control” shall be construed to be consistent with the requirements of Internal Revenue Code Section 409A and Treasury Regulations promulgated thereunder.

2.“    Company” shall mean MainStreet Bancshares, Inc., MainStreet Bank, and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, member, employee, agent or fiduciary.

3.“    Corporate Status” describes the status of a person who is or was a director, officer, partner, trustee, member, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

4.“    Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

5.“    Executive Officer” shall have the meaning of the term “officer” as such term is defined in Rule 16a-l(f) under the Exchange Act.

6.“    Expenses” shall include all reasonable and documented attorneys’ fees, document and e-discovery costs, litigation expenses, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee.

7.“    FDIC Regulations” means regulations of the Federal Deposit Insurance Corporation (or any successor provisions).

8.“    Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

9.“    Liabilities” includes judgments, fines, penalties, interest, assessments, charges and amounts paid in settlement.

10.“    Proceeding” includes, but is not limited to, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, subpoena or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting in his or her Corporate Status; in each case (i) whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement and (ii) including one pending on or before the date of this Agreement, but excluding one initiated by Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement.

11.“    Undertaking” shall mean an undertaking by Indemnitee to repay Expenses if (i) to the extent such Expenses are not covered by payments from insurance or bonds purchased pursuant to Section 359.1(l)(2) of the FDIC Regulations, the advanced Expenses subsequently are determined to be, by a court of competent jurisdiction from which no appeal can be taken, “prohibited indemnification payments”, as defined under the FDIC Regulations, or (ii) it shall ultimately be determined by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company.

15.    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16.    Modification and Waiver. No waiver, supplement, modification, termination or amendment of this Agreement shall be binding unless (a) it is executed in writing by both of the parties hereto, (b) it specifically refers to this Agreement and (c) it specifically states that the party, as the case may be, is waiving, modifying or amending its rights hereunder. Any such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.    Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

18.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

To Indemnitee at the address set forth below Indemnitee’s signature hereto.

To the Company at:

MainStreet Bancshares, Inc.

10089 Fairfax Blvd.

Fairfax, VA 22030

Attention:

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.    Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a Virginia Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Virginia Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Virginia Courts and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Virginia Courts has been brought in an improper or inconvenient forum.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY MAINSTREET BANCSHARES, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:

[Signature page to Indemnification Agreement]